UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 4, 2011

Ladenburg Thalmann Financial Services Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-15799	650701248
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., 12th Floor, Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 409-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities.

Securities America Acquisition

On November 4, 2011 (the “Closing Date”), Ladenburg Thalmann Financial Services Inc. (“we” or “us”) completed our previously announced acquisition (the “Acquisition”) of the outstanding capital stock of Securities America Financial Corporation, which is a holding company and the sole owner of Securities America, Inc. (“SAI”), Securities America Advisors, Inc. (“SAA”), and Brecek & Young Advisors, Inc. (“BYA”) (collectively, “Securities America”). SAI is a registered broker-dealer which conducts securities brokerage services and markets insurance products nationally through a network of independent contractor financial advisors. SAA and BYA are registered investment advisors which provide investment advisory services through a network of registered independent contractor representatives. Under a stock purchase agreement, dated August 16, 2011 (the “Purchase Agreement”), between us and Ameriprise Financial, Inc. (“Ameriprise”), we paid Ameriprise $150,000,000 in cash on the Closing Date (the “Closing Date Purchase Price”). We will also pay to Ameriprise, if earned, a cash earn-out over two years, subject to a maximum of $70,000,000, calculated based on a percentage of the amount, if any, by which Securities America’s consolidated gross revenue and cash spread for the years ending December 31, 2012 and 2013 exceed certain levels.

November 2011 Loan

In connection with the Acquisition, on the Closing Date, we entered into a loan agreement with various lenders (the “Lenders”), under which the Lenders provided a loan (the “November 2011 Loan”) to us in an aggregate principal amount of $160,700,000, a portion of which was used to fund the Closing Date Purchase Price. Interest on the November 2011 Loan is payable quarterly, commencing on December 31, 2011, at 11% per annum. Interest is payable in cash; provided that (i) from December 31, 2011 until November 4, 2013, we may, without the consent of any Lender, elect to satisfy our interest obligations by adding such amount to the outstanding principal balance of the note, in an amount of up to approximately 36% of accrued and unpaid interest on each payment date during such period, and (ii) after November 4, 2013 until maturity, we may also pay interest-in-kind with the consent of certain Lenders. This payment-in-kind feature increases the principal sum outstanding on the note that is due at maturity by the amount of such payment-in-kind. Ten percent (10%) of the principal amount of the November 2011 Loan, together with accrued and unpaid interest thereon, is due on each of December 31, 2014 and December 31, 2015, and the balance of the November 2011 Loan, together with accrued and unpaid interest thereon, is due on November 4, 2016. We may voluntarily repay the November 2011 Loan at any time without premium or penalty. The notes issued under the November 2011 Loan rank senior in right of payment to all of our indebtedness incurred after the Closing Date and will rank at least equal in right of payment with the claims of all of our existing unsecured and unsubordinated creditors. Also, so long as amounts remain outstanding and unpaid under such notes, we may not, without the consent of the Lenders, create, incur or suffer to exist any indebtedness for borrowed money (other than existing indebtedness as the same may be amended or extended, or trade payables incurred in the ordinary course of business) that is not subordinated in all respects to the indebtedness under such notes. The notes contain customary events of default, which, if uncured, permit the Lenders to accelerate the maturity date of the November 2011 Loan.

On the Closing Date, we paid a one-time aggregate funding fee of $803,500 to the Lenders and issued to the Lenders warrants (“Warrants”) to purchase an aggregate of 10,713,332 shares of our common stock. The Warrants are exercisable at any time prior to their expiration on November 4, 2016 at $1.68 per share, which was the closing price of our common stock on the Closing Date, as reported by the NYSE Amex. The Warrants may be exercised in cash, by net exercise or pursuant to a Lender’s surrender of all or a portion of the principal amount of such Lender’s note. Neither the Warrants nor the shares of common stock issuable upon exercise of the Warrants have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and no registration rights have been granted in respect thereof. The securities described above were issued in reliance upon the exemption from registration under the Securities Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. Each Lender represented to us that such person was an “accredited investor” as defined in Rule 501(a) under the Securities Act.

The Lenders include Frost Nevada Investments Trust (“Frost Nevada”), an affiliate of our Chairman of the Board and principal shareholder, Phillip Frost, M.D., Vector Group, Ltd. (“Vector Group”), a more than 5% holder of our shares, and Richard J. Lampen, our President and Chief Executive Officer. The principal amounts loaned by Frost Nevada, Vector Group and Mr. Lampen were $135,000,000, $15,000,000 and $200,000, respectively. A special committee (the “Committee”) of our Board of Directors (the “Board”) was formed by joint action of the Board and its audit committee to review and consider the terms of the loan agreement, the notes and the Warrants, and, upon such review and consideration, which included the advice of the Committee’s independent financial advisor the Committee determined that the financing is fair from a financial point of view to us and our unaffiliated shareholders.

The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was previously filed with the Securities and Exchange Commission (the “Commission”) on August 18, 2011 as Exhibit 2.1 to Ladenburg’s Current Report on Form 8-K. The foregoing description of the Warrants, the November 2011 Loan and related notes is only a summary and is qualified in its entirety by reference to the full text of the form of Warrant, the November 2011 Loan agreement and the form of note, which are filed as Exhibits 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and each of which is incorporated herein by reference.

NFS Forgivable Loans

On November 4, 2011, the primary clearing firm of our subsidiaries, National Financial Services LLC (“NFS”), a Fidelity Investments company, provided us with a seven-year, $15,000,000 forgivable loan. Interest on the loan agreement accrues at the average annual Federal Funds effective rate plus 6% per annum, subject to the maximum rate of 11% per annum. If Securities America meets certain annual clearing revenue targets set forth in the loan agreement, the principal balance of the loan will be forgiven in seven equal yearly installments of approximately $2,143,000 commencing on November 4, 2012 and continuing on an annual basis through November 2018. Interest payments due with respect to each such year will also be forgiven if the annual clearing revenue targets are met. Any principal amounts not forgiven will be due in November 2018, and any interest payments not forgiven are due annually. If during the loan term any principal amount is not forgiven, we may have such principal forgiven in future years if Securities America exceeds subsequent annual clearing revenue targets. We expect to expense interest under this loan agreement until such time as such interest is forgiven.

The forgivable loan agreement contains other covenants, including limitations on the incurrence of additional indebtedness, maintaining minimum adjusted shareholders’ equity levels and a prohibition on the termination of our existing $40,000,000 revolving credit agreement prior to its current maturity. Upon the occurrence of an event of default, the outstanding principal and interest under the NFS loan agreement may be accelerated and become due and payable. If the clearing agreements are terminated prior to the NFS loan maturity date, all amounts then outstanding must be repaid on demand. The loan agreement is secured by our (but not our broker-dealer subsidiaries’) deposits and accounts held at NFS or its affiliates.

In connection with entering into the new forgivable loan, Securities America and our other broker–dealer subsidiaries amended their clearing agreements with NFS to, among other things, extend the term of those agreements through November 2018. In addition, we and NFS amended the terms of the 2009 forgivable loan made by NFS to us such that the remaining principal balance of approximately $7,143,000 and the related accrued interest will be forgiven, subject to the terms and conditions of the loan, in four equal annual installments commencing in November 2012 without us being required to satisfy the annual clearing revenue targets previously established.

Item 7.01 Regulation FD Disclosure.

On November 7, 2011, we issued a press release announcing the closing of the Acquisition. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” with the Commission nor incorporated by reference in any registration statement filed by us under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial information required by this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date on which this Form 8-K must be filed.

(b) Pro forma Financial Information.

The pro forma financial information required by this Item 9.01(b) will be filed by amendment not later than 71 calendar days after the date on which this Form 8-K must be filed.

(c) Shell company transactions.

Not applicable.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant.
10.1	Loan Agreement, dated November 4, 2011 (the “November 2011 Loan”), by and among Ladenburg Thalmann Financial Services Inc. and the lenders party thereto.
10.2	Form of Promissory Note issued under the November 2011 Loan.
99.1	Press Release dated November 7, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ladenburg Thalmann Financial Services Inc.

November 9, 2011	By:	/s/ Brett H. Kaufman

Name: Brett H. Kaufman
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

4.1	Form of Warrant
10.1	Loan Agreement, dated November 4, 2011 (the "November 2011 Loan"), by and among Ladenburg Thalmann Financial Services Inc. and the lenders party thereto.
10.2	Form of Promissory Note issued under the November 2011 Loan.
99.1	Press Release dated November 7, 2011